Exhibit 4.13

EXECUTION VERSION

AMENDMENT NO. 3 TO CREDIT AGREEMENT

This Amendment No. 3 to Credit Agreement, dated as of April 3, 2013 (this “Amendment”), is entered into by and among Ply Gem Industries, Inc. (the “Specified U.S. Borrower”), Ply Gem Canada, Inc. (the “Canadian Borrower”), Ply Gem Holdings, Inc. (“Holdings”), the other Guarantors listed on the signature pages hereto, the Lenders signatory hereto, UBS AG, Stamford Branch, as U.S. Administrative Agent (in such capacity, the “U.S. Administrative Agent”), UBS AG Canada Branch, as Canadian Administrative Agent (in such capacity, the “Canadian Administrative Agent” and together with the U.S. Administrative Agent, the “Administrative Agents”).

RECITALS

A. The Specified U.S. Borrower, the Canadian Borrower, Holdings, the U.S. Administrative Agent, the Canadian Administrative Agent, UBS AG, Stamford Branch, as U.S. Collateral Agent and a U.S. L/C Issuer, Wells Fargo Capital Finance, LLC, as Co-Collateral Agent, UBS Loan Finance LLC, as U.S. Swing Line Lender, Wells Fargo Bank, National Association, as a U.S. L/C Issuer, UBS AG Canada Branch, as Canadian Collateral Agent, Canadian Swing Line Lender and a Canadian L/C Issuer, Credit Suisse AG, Cayman Islands Branch, as a U.S. L/C Issuer, Credit Suisse AG, Toronto Branch, as a Canadian L/C Issuer, and the Lenders are parties to that certain Credit Agreement, dated as of January 26, 2011 (as amended to date and as it may be from time to time hereafter amended, restated or otherwise modified from time to time, the “Credit Agreement”).

B. The Borrowers have requested that the Administrative Agents and Lenders agree to certain amendments to the Credit Agreement, all as and to the extent set forth in this Amendment and subject to the terms and conditions set forth in this Amendment.

C. The Administrative Agents and Lenders are willing to so amend the Credit Agreement as and to the extent, and subject to the terms and conditions, set forth in this Amendment.

D. This Amendment shall constitute a Loan Document and these Recitals shall be construed as part of this Amendment.

NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and of the Loans and other extensions of credit heretofore, now or hereafter made to, or for the benefit of, the Borrowers by the Lenders, the Borrowers, the other Loan Parties, the Administrative Agents and the Lenders hereby agree as follows:

1. Definitions. Except to the extent otherwise specified herein, capitalized terms used in this Amendment shall have the same meanings ascribed to them in the Credit Agreement (as amended hereby).

2. Amendments. Subject to the terms and conditions hereof, the Credit Agreement is hereby amended as follows:

2.1 Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by amending and restating in its entirety clause (d) of the definition of “Change of Control” as follows:

“(d) Following a Qualifying IPO, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than one or more Equity Investors, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended, except for purposes of this clause such person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of voting Equity Interests of Holdings representing the greater of (x) 35% or (y) the voting power of the voting Equity Interests of Holdings owned by the Equity Investors; or”

2.2 Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by amending and restating in its entirety the definition of “Tuck-in Acquisitions” as follows:

““Tuck-in Acquisitions” means one or more acquisitions made pursuant to Section 7.02(h) with aggregate consideration for all such acquisitions not to exceed $25,000,000.”

2.3 Section 7.02(c) (Investments) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(c) Investments (i) by the Specified U.S. Borrower or any of its Subsidiaries in any U.S. Loan Party, (ii) by any Canadian Loan Party (x) in any other Canadian Loan Party and (y) in any Foreign Subsidiary that is a Subsidiary but not a Loan Party in an amount not to exceed $2,500,000 at any time outstanding or solely for the purpose of making Tuck-in Acquisitions pursuant to Section 7.02(h), (iii) by any Subsidiary that is not a Loan Party in any other such Subsidiary, (iv) by the Specified U.S. Borrower or any Subsidiary that is a Loan Party in any Subsidiary that is not a U.S. Loan Party in an aggregate amount not to exceed $2,500,000 at any time outstanding or solely for the purpose of making Tuck-in Acquisitions pursuant to Section 7.02(h) and (v) by the Specified U.S. Borrower or any Subsidiary in any Foreign Subsidiary consisting of (A) the contribution of Equity Interests of any other Foreign Subsidiary held directly by the Specified U.S. Borrower or such Subsidiary in exchange for Indebtedness, Equity Interests or a combination thereof of the Foreign Subsidiary to which such contribution is made, provided that if such Equity Interests are of a Canadian Loan Party, such contribution is to a Canadian Loan Party; or (B) the exchange of Equity Interests in any Foreign Subsidiary for Indebtedness of such Foreign Subsidiary;”

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2.4 Section 7.02(h)(C) (Investments) of the Credit Agreement is hereby amended by amending and restating clause (2) in its entirety as follows:

“(2) Excess Availability shall exceed the lesser of (a) 25% of the lesser of the Total Borrowing Base and the Aggregate Commitments (or, in the case of a Tuck-in Acquisition, 15% of the lesser of the Total Borrowing Base and the Aggregate Commitments) or (b) $17,500,000 and”

2.5 Section 7.03(s) (Indebtedness) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Indebtedness of Holdings in connection with the Tax Receivables Agreement described in Schedule 7.08 (m) in an aggregate principal amount not to exceed $100,000,000 outstanding at any time; provided that (i) such Indebtedness shall be expressly subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent and (ii) no payment by Holdings with respect to Indebtedness incurred under this clause (s) shall be made unless before and after giving effect thereto, (i) no Event of Default has occurred and is continuing, (ii) Excess Availability shall exceed the lesser of (a) 25% of the lesser of the Total Borrowing Base and the Aggregate Commitments or (b) $17,500,000 and (iii) the Specified U.S. Borrower shall be in pro forma compliance with the covenant set forth in Section 7.11(whether or not such covenant is otherwise applicable under this Agreement at such time) and shall have delivered to the Administrative Agent a pro forma Compliance Certificate demonstrating such compliance.”

3. Representations and Warranties of the Loan Parties. Each Loan Party hereby represents and warrants to the Administrative Agents and the Lenders, as of the date hereof, that:

3.1 The execution, delivery and performance by each Loan Party of this Amendment are within such Loan Party’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents, (b) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.01 of the Credit Agreement), or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law; except with respect to any conflict, breach or contravention or payment (but not creation of Liens) referred to in clause (b)(i), to the extent that such conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect.

3.2 No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Amendment, except for the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect.

3.3 This Amendment has been duly executed and delivered by each Loan Party. This Amendment constitutes, a legal, valid and binding obligation of such Loan Party,

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enforceable against each Loan Party that is party thereto in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights generally and by general principles of equity.

3.4 No Default or Event of Default has occurred and is continuing under the Credit Agreement or any other Loan Document or will occur and be continuing as a result of the execution, delivery and performance of this Amendment or the consummation of any of the other actions contemplated hereby.

4. Conditions Precedent to Effectiveness. The effectiveness of the amendments and other agreements set forth in this Amendment are subject in each instance to the satisfaction of each of the following conditions precedent, each in a manner reasonably satisfactory to the Administrative Agents:

4.1 Amendment. This Amendment shall have been duly executed and delivered by each Loan Party, the Administrative Agents and Required Lenders.

4.2 Other. The U.S. Administrative Agent shall have received such other documents, agreements or certificates which the U.S. Administrative Agent may reasonably request relating to this Amendment.

5. Reference to and Effect Upon the Credit Agreement and other Loan Documents.

5.1 Full Force and Effect. Each Loan Party hereby consents to this Amendment and hereby confirms and agrees that (a) each Loan Document to which it is a party is, and shall continue to be, in full force and effect and each is hereby ratified and confirmed in all respects, and (b) the Liens granted by such Loan Party on all Collateral of such Loan Party continue to secure the payment of all of the U.S. Obligations and/or Canadian Obligations (as applicable).

5.2 No Waiver. The execution, delivery and effect of this Amendment shall be limited precisely as written and shall not, except as specifically provided herein be deemed to (a) be a consent to any waiver of any term or condition, or to any amendment or modification of any term or condition of the Credit Agreement or any other Loan Document or (b) prejudice any right, power or remedy which any Agent or any Lender now has or may have in the future under or in connection with the Credit Agreement or any other Loan Document.

5.3 Certain Terms. Each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or any other word or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference in any other Loan Document to the Credit Agreement or any word or words of similar import shall be and mean a reference to the Credit Agreement as amended hereby.

6. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telecopier or “pdf” shall be as effective as delivery of a manually executed counterpart signature page to this Amendment.

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7. Severability. If any provision of this Amendment is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8. Successors. The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

9. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

10. Costs and Expenses. As provided in Section 10.04 of the Credit Agreement, the Borrowers shall pay the reasonable out-of-pocket expenses incurred by the Administrative Agents in connection with the preparation, execution and delivery of this Amendment.

11. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

[Signature Pages Follow]

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IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

PLY GEM INDUSTRIES, INC.

by	/s/ Shawn K. Poe
Name:	Shawn K. Poe
Title:	Vice President

PLY GEM CANADA, INC.

by	/s/ Shawn K. Poe
Name:	Shawn K. Poe
Title:	Vice President

PLY GEM HOLDINGS, INC.

by	/s/ Shawn K. Poe
Name:	Shawn K. Poe
Title:	Vice President

EACH OF THE SUBSIDIARIES LISTED ON SCHEDULE I HERETO

by	/s/ Shawn K. Poe
Name:	Shawn K. Poe
Title:	Vice President

NEW ALENCO EXTRUSION, LTD.

By:	Alenco Extrusion Management, L.L.C.,
its General Partner,

by	/s/ Shawn K. Poe
Name:	Shawn K. Poe
Title:	Vice President

[AMENDMENT NO. 3 TO PLY GEM CREDIT AGREEMENT]

NEW ALENCO WINDOW, LTD.

By:	Alenco Building Products Management,
L.L.C., its General Partner,

by	/s/ Shawn K. Poe
Name:	Shawn K. Poe
Title:	Vice President

NEW GLAZING INDUSTRIES, LTD.

By:	Glazing Industries Management, L.L.C.,
its General Partner,

by	/s/ Shawn K. Poe
Name:	Shawn K. Poe
Title:	Vice President

[AMENDMENT NO. 3 TO PLY GEM CREDIT AGREEMENT]

UBS AG, STAMFORD BRANCH, as U.S. Administrative Agent

By:	/s/ Lana Gifas
Name:	Lana Gifas
Title:	Director

By:	/s/ Joselin Fernandes
Name:	Joselin Fernandes
Title:	Associate Director

UBS LOAN FINANCE LLC, as a U.S. Lender

By:	/s/ Lana Gifas
Name:	Lana Gifas
Title:	Director

By:	/s/ Joselin Fernandes
Name:	Joselin Fernandes
Title:	Associate Director

UBS AG CANADA BRANCH, as Canadian Administrative Agent and a Canadian Lender

By:	/s/ Lana Gifas
Name:	Lana Gifas
Title:	Director

By:	/s/ Joselin Fernandes
Name:	Joselin Fernandes
Title:	Associate Director

[AMENDMENT NO. 3 TO PLY GEM CREDIT AGREEMENT]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a U.S. Lender

By:	/s/ Dennis J. Rebman
Name:	Dennis J. Rebman
Title:	Vice President

WELLS FARGO CAPITAL FINANCE CORPORATION CANADA, as a Canadian Lender

By:	/s/ Dennis J. Rebman
Name:	Dennis J. Rebman
Title:	Vice President

[AMENDMENT NO. 3 TO PLY GEM CREDIT AGREEMENT]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a U.S. Lender

By:	/s/ Kevin Buddhew
Name:	Kevin Buddhew
Title:	Vice President

By:	/s/ Sanja Gazahi
Name:	Sanja Gazahi
Title:	Associate

CREDIT SUISSE AG, TORONTO BRANCH, as a Canadian Lender

By:	/s/ Alain Daoust
Name:	Alain Daoust
Title:	Director

By:	/s/ Chris Gage
Name:	Chris Gage
Title:	Chief Financial Officer

[AMENDMENT NO. 3 TO PLY GEM CREDIT AGREEMENT]

JPMORGAN CHASE BANK, N.A., as a U.S. Lender and a Canadian Lender

By:	/s/ Peter S. Predun
Name:	Peter S. Predun
Title:	Executive Director

[AMENDMENT NO. 3 TO PLY GEM CREDIT AGREEMENT]

ROYAL BANK OF CANADA, as a U.S. Lender

By:	/s/ James F. Disher
Name:	James F. Disher
Title:	Authorized Signatory

[AMENDMENT NO. 3 TO PLY GEM CREDIT AGREEMENT]

GOLDMAN SACHS BANK USA, as a U.S. Lender

By:	/s/ Michelle Latzoni
Name:	Michelle Latzoni
Title:	Authorized Signatory

[AMENDMENT NO. 3 TO PLY GEM CREDIT AGREEMENT]

Schedule I

Alenco Building Products Management, L.L.C.

Alenco Extrusion GA, L.L.C.

Alenco Extrusion Management, L.L.C.

Alenco Holding Corporation

Alenco Interests, L.L.C.

Alenco Trans, Inc.

Alenco Window GA, L.L.C.

Aluminum Scrap Recycle, L.L.C.

AWC Arizona, Inc.

AWC Holding Company

Foundation Labs by Ply Gem, LLC

Glazing Industries Management, L.L.C.

Great Lakes Window, Inc.

Kroy Building Products, Inc.

Mastic Home Exteriors, Inc.

MW Manufacturers Inc.

MWM Holding, Inc.

Napco, Inc.

Ply Gem Pacific Windows Corporation

Variform, Inc.